Exhibit 10.3

EXECUTION COPY

SELLAS LIFE SCIENCES GROUP, INC.
EMPLOYMENT AGREEMENT

This EMPLOYMENT AGREEMENT (“Agreement”) is made and entered into effective as of March 21, 2019 by and between SELLAS Life Sciences Group, Inc. (the “Company”) and Angelos Stergiou (“Executive”) (each being a “Party” hereto and together constituting the “Parties”).
WHEREAS, the Company and the Executive previously entered into an Employment Agreement, dated September 1, 2016 (the “Prior Agreement”);
WHEREAS, the Company desires to continue to employ Executive as its President and Chief Executive Officer under the terms and conditions set forth below; and
WHEREAS, the Parties expressly agree and acknowledge that until June 30, 2019, the Executive’s employment shall be governed by the Prior Agreement and that only as of the Effective Date (as defined below) shall the Executive’s employment be governed by this Agreement.
NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, and for other good and valuable consideration, the receipt, adequacy and sufficiency of which is hereby acknowledged, the Parties hereto agree as follows:

1.	EMPLOYMENT.
A.Employment. The Company hereby agrees to continue to employ Executive and Executive hereby accepts such continued employment with the Company as President and Chief Executive Officer, upon the terms and conditions set forth in this Agreement.
B.Effective Date and Term. The Company’s employment of Executive under this Agreement shall commence effective as of July 1, 2019 (the “Effective Date”) and continue unless terminated earlier pursuant to Section 4 of this Agreement, until the second (2nd) anniversary of the Effective Date (the “Initial Term”). Following the Initial Term, the Executive’s employment shall continue in accordance with the terms and conditions of this Agreement, including, without limitation, Sections 4(1) and 4(J), until terminated by either party pursuant to Section 4. The period of time between the Effective Date and the Date of Termination (as defined below) shall be referred to herein as the “Employment Term.” Except as specifically set forth herein, the Company shall have no other obligation to the Executive. For the sake of clarity, the Company and Executive acknowledge and affirm that until June 30, 2019, the Company’s obligations to the Executive and the Executive’s obligations to the Company shall continue to be governed by the Prior Agreement.
C.Duties of Executive. During the Employment Term, all of the following shall apply: (i) Executive shall carry out, perform and comply with such reasonable and lawful orders, directions, and written rules and policies (including those rules and policies memorialized in meeting minutes) as are assigned or set by Company’s Board of Directors (the “Board”) from time to time; (ii) Executive shall report to, receive directions from and be reviewed by the Board; and (iii) Executive’s duties shall include the duties and responsibilities commonly associated with a Chief Executive Officer of a company similarly situated to the Company.
D.Duty of Loyalty. During the Employment Term: (i) Executive shall devote Executive’s full business time and attention and Executive’s best efforts to the faithful performance of Executive’s duties as an officer and employee of Company; and (ii) Executive shall not, without the prior written consent of the Board, accept other employment nor engage in any other business activity or serve in any industry, trade, professional, governmental or academic position during the term of this Agreement; provided, however, that Executive may participate in charitable activities and passive personal investment activities, provided that such activities do not, individually or in the aggregate: (a) interfere with the performance of the Executive’s duties under this Agreement; (b) conflict with the business interests of the Company or any of its affiliates; or (c) violate this Agreement. The Company acknowledges that Executive’s continuing as a member of the Board of Trustees of Kentucky Wesleyan College is a permitted activity under this Section.
E.Place of Performance. Executive’s principal place of employment during the Employment Term will be in New York, New York. Notwithstanding the foregoing, Executive understands and agrees that Executive’s presence may be required at other Company worksites or Executive may be required to travel for business, in each case, in accordance with Executive’s duties and responsibilities under this Agreement, as business needs require or may change over time and as reasonably requested by the Board.

2.COMPENSATION AND BENEFITS.
In consideration of the services to be rendered by Executive pursuant to this Agreement, as well as Executive’s covenants set forth in this Agreement, Company shall pay to Executive the following compensation, which shall be the entire and exclusive compensation for all of Executive’s services rendered and other obligations taken on Company’s behalf:
A.Annual Base Salary. During the Employment Term, Company shall pay to Executive an annualized base salary of $525,000 (the “Base Salary”), less all legally required applicable taxes, withholdings, and deductions in accordance with applicable laws. The Base Salary will be paid by Company in equal installments according to Company’s customary payroll practices, but in any event not less frequently than monthly. Executive’s Base Salary shall be reviewed periodically by the Company’s Board or the Compensation Committee of the Board (the “Compensation Committee”) if so designated and may be appropriately increased from time to time in the sole discretion of Board or the Compensation Committee, as applicable, and may not be decreased.
B.Incentive Compensation. During the Employment Term, Executive shall be eligible to participate in all short-term and long-term incentive programs established by Company, at such levels as the Board or Compensation Committee determines in its sole discretion. The Executive’s annual short-term incentive opportunity target shall be fifty percent (50%) of the Base Salary (the “Annual Bonus”). The actual amount of such Annual Bonus shall be determined in accordance with the applicable plans based on achievement of Executive and Company performance objectives established in advance by the Board or the Compensation Committee in consultation with the Executive. In order to earn and receive any such Annual Bonus, Executive must be employed by the Company, without having received from or tendered to the Company notice of an anticipated termination (for any reason), as of December 31st of the calendar year with respect to which such bonus to be paid to Executive is earned. Each such Annual Bonus, if earned, will be paid no later than March 15th of the calendar year following the calendar year in which the applicable services were performed. Payment of an Annual Bonus for any year or other period of time will not give rise to an entitlement or expectation of an Annual Bonus for any other year or other period of time.
C.Equity Compensation. During the Employment Term, Executive shall be eligible to be granted equity in the Company at the sole discretion of the Board or Compensation Committee. The grant of equity award(s) in any year or other period of time will not give rise to an entitlement or expectation of an equity award for any other year or other period of time. The terms and conditions of any such equity award, if any, shall be governed by the applicable award agreements.
D.Welfare and Other Benefit Plans and Programs. During the Employment Term, Executive shall be eligible to participate in the employee retirement and welfare benefit plans and programs made available to Company’s other senior level executives as a group, as such retirement and welfare plans may be in effect from time to time and subject to the eligibility requirements of such plans, including but not limited to, life, health and disability plans, and retirement plans and similar or other plans. Nothing in this Agreement or otherwise shall prevent Company from amending or terminating after the Effective Date any retirement, welfare or other employee benefit plans, programs, policies or perquisites from time to time as Company deems appropriate, and Executive’s participation in any such plan, program, policy and perquisite shall be subject to the terms, provisions, rules and regulations thereof.
E.Vacation Days. During the Employment Term, Executive shall be eligible to earn and accrue up to thirty (30) vacation days per calendar year, which days shall accrue proportionally on a month-to-month basis through continued employment with Company. Upon separation from employment (for any reason), Executive shall be paid for any accrued but unused vacation days, unless applicable law requires otherwise. Executive may carry over up to ten (10) unused vacation days per calendar year. If not used, remaining vacation time will be forfeited. Except as set forth in this Agreement, all vacation days shall accrue and be used and compensated in accordance with the Company’s vacation leave policies as in effect from time to time, unless applicable law requires otherwise.
F.Reimbursement of Expenses. During the Employment Term, Company shall reimburse Executive for all reasonable and necessary business expenses that Executive incurs while performing Executive’s duties under this Agreement in accordance with Company’s general policies of expense reimbursement in effect from time to time.
G.Immigration. The Company agrees to use its reasonable best efforts in accordance with applicable law to support Executive’s L1 Visa application, petition, and/or conversion to/for a Green Card (a/k/a Permanent Resident Card), the cost of which will be fully borne by the Executive.

3.COMPANY POLICIES AND PROCEDURES.
Executive agrees to observe and comply with the reasonable and lawful policies and procedures of Company as adopted by the Board in writing, respecting performance of Executive’s duties and to carry out and to perform the reasonable and lawful orders and directions stated by Company to Executive, from time to time, either orally or in writing. Executive agrees that Executive will be subject to any written compensation clawback, recoupment and anti-hedging policies that may be applicable to executives of the Company generally, as in effect from time to time and as approved by the Board or a duly authorized committee thereof.
4.TERM & TERMINATION.
A.Definitions. For purposes of this Agreement:

(1)Executive’s employment will have been terminated by Company with “Cause” if the termination arises from a determination by the Board that: (a) Executive is convicted of (or pleads guilty or nolo contendere to) a crime constituting a misdemeanor involving dishonesty or moral turpitude or any crime constituting a felony; (b) Executive’s misappropriation or embezzlement of the property of the Company (whether or not a misdemeanor or felony); (c) Executive commits a material act of dishonesty or otherwise engages in or is guilty of gross negligence or willful misconduct in the performance of Executive’s duties having the effect of materially injuring (whether financially or otherwise) the business or reputation of the Company; (d) Executive materially breaches the provisions of any written non-competition, non-disclosure or non-solicitation agreement, company policy, or any other agreement in effect with Company, including without limitation the provisions of this Agreement or Company’s applicable written code of business conduct and compliance policies; or (e) Executive neglects, refuses or fails to perform Executive’s material duties hereunder, other than a failure resulting from Executive’s incapacity due to physical or mental illness; provided, however, Executive shall have thirty (30) days following Company’s written notification specifying a condition under clause (c), (d) or (e) constituting “Cause” to cure such condition (to the extent the condition is curable as reasonably determined by the Board).
(2)Executive’s employment shall have been terminated by Company “without Cause” if such termination is by the Company and: (a) not with “Cause”; (b) not as a result of Executive’s death; and (c) not as a result of Executive suffering a Total Disability.
(3)Executive shall have suffered a “Total Disability” if: (a) Executive is granted long-term disability benefits under Company’s long-term disability plan; or (b) Executive becomes physically or mentally disabled so that Executive is unable to perform the essential functions of Executive’s job, with or without reasonable accommodation in accordance with the Americans with Disabilities Act and its amendments, for a period of either ninety (90) consecutive days or one-hundred and eighty (180) non-consecutive days during any period of three-hundred and sixty-five (365) calendar days.
(4)Executive shall have terminated Executive’s employment for “Good Reason” if Executive terminates Executive’s employment on account of the occurrence of one or more of the following without Executive’s consent: (i) a material diminution by Company of Executive’s authority, duties or responsibilities, other than a diminution of authority, duties or responsibilities during a thirty (30) day cure period following Company’s written notification of a condition constituting “Cause,” temporarily while Executive is physically or mentally incapacitated, or otherwise as required by applicable law; (ii) a material diminution in Executive’s Base Salary which is not the result of an across the board reduction in base salaries of other senior executives of Company; (iii) reassigns the Executive’s principal place of employment to a location that is more than fifty (50) miles from the Executive’s principal place of employment set forth in Section 1(E); and (iv) any action or inaction that constitutes a material breach by Company of this Agreement, including the material failure of Company to pay any amounts due under Section 2. Executive must provide written Notice of Termination for Good Reason to the Company within ninety (90) days after the event constituting Good Reason. Company shall then have a period of thirty (30) days in which it may correct the act or failure to act that constitutes the grounds for Good Reason as set forth in Executive’s notification. If Company does not correct that act or failure to act, then in order for the termination to be considered a Good Reason termination, Executive must provide a Second Notice of Termination which is dated is at least thirty (30) days, but no more than ninety (90) days after the first Notice of Termination.
B.Notice of Termination and Date of Termination. Either Party must give written notice to the other of the intent to terminate this Agreement and Executive’s employment hereunder (“Notice of Termination”). The Notice of Termination must specify the effective date of termination of employment (“Date of Termination”), which shall incorporate any period of notice required by this Section 4, which notice periods) may, in the Company’s sole discretion, be waived in whole or in part, provided that the Company pays Executive his Base Salary and any other accrued obligation owed to Executive during the notice period.
C.Executive’s Death or Total Disability. Executive’s employment under this Agreement shall terminate upon the date of Executive’s death. If, during the Employment Term, Executive suffers a Total Disability then Company may terminate Executive’s employment under this Agreement by giving Executive a Notice of Termination specifying the Date of Termination. Upon such termination due to death or Total Disability, Company shall pay to Executive or Executive’s estate (i) any Base Salary that has fully accrued but not been paid as of the effective date of such termination, any earned, but unpaid Annual Bonus, as well as any vested and accrued employment benefits subject to the terms of any applicable employment benefit arrangements and applicable law (“Accrued Benefits”); (ii) a prorated bonus for the year in which Executive’s death or Disability occurs (if applicable); and (iii) all other payments and benefits to which Executive is entitled under the terms of any applicable compensation arrangement or benefit, equity or perquisite plan or program or grant or this Agreement, including, but not limited to, any applicable insurance benefits. All other rights and benefits of Executive and Executive’s dependents hereunder shall terminate upon such termination, except for any right to the continuation of benefits otherwise provided by law.
D.By Company with Cause. The Company may terminate with Cause hereunder at any time. In order to terminate Executive’s employment hereunder with Cause, Company must give Notice of Termination to Executive specifying the events or circumstances constituting Cause and the Date of Termination, which may be the same date as the date of the Notice of Termination. Upon termination with Cause, Company shall pay to Executive all Accrued Benefits. All other rights and benefits of Executive hereunder shall terminate upon such termination, except for any right to the continuation of benefits otherwise provided by law.
E.By Executive without Good Reason. Executive may terminate Executive’s employment without Good Reason at any time by giving Company Notice of Termination at least ninety (90) days prior to the Date of Termination designated by Executive; provided, however, that the Company may reduce or eliminate any notice period required under this Section at its discretion, without any further obligation or payment to Executive. Upon termination of Executive’s employment by Executive without Good Reason, Company shall pay to Executive all Accrued Benefits. All other rights and benefits of Executive hereunder shall terminate upon such termination, except for any right to the continuation of benefits otherwise provided by law.
F.Without Cause by Company. Company may terminate Executive’s employment at any time without Cause by giving Executive a Notice of Termination at least thirty (30) days prior to the Date of Termination.
G.Cooperation after Notice of Termination. Following any Notice of Termination by either Company or Executive, Executive, if requested by Company, shall reasonably cooperate with Company in all matters relating to the winding up of Executive’s pending work on behalf of Company and the orderly transfer of any such pending work to other employees of Company as may be reasonably designated by Company following the Notice of Termination. Executive shall not receive any additional compensation during the Employment Term, other than Executive’s Base Salary, for any services that Executive renders as provided in this Section 4(G). For each day that Executive performs services under this Section 4(G) after the Employment Term, Executive shall be reimbursed for Executive’s reasonable out-of-pocket expenses.
H.Surrender of Records and Property. Upon termination of employment, Executive shall promptly turn-over or deliver to the Company all property of the Company Group (as that term is defined below) in Executive’s possession, custody, or control, including without limitation thereto: records (paper and electronic), files (paper and electronic), documents (paper and electronic), electronic mail (e-mail) on Company Group accounts, letters, financial information, memoranda, notes, notebooks, contracts, project manuals, specifications, reports, data, tables, calculations, data, electronic information, and computer disks, in all cases whether or not such property constitutes Confidential Information (as defined below), and all copies thereof; all keys to motor vehicles, offices or other property of Company Group; and all computers, cellular phones and other property of Company Group. If any of the foregoing property of Company Group is electronically stored on a computer or other storage medium owned by Executive or a friend, family member or agent of Executive, such information shall be copied onto a computer disk to be delivered to Company together with a written statement of Executive that the information has been deleted from such person’s computer or other storage medium.
I.Severance. If Executive’s employment is terminated by the Company without Cause or by Executive for Good Reason other than in accordance with Section 4(J), the Company will (the “Severance Benefits”): (a) pay Executive the following amounts in equal installments over the twelve (12) month period following the Payment Commencement Date (as hereinafter defined): (i) an amount equal to eighteen (18) months of Executive’s then-current Base Salary, less standard employment-related withholdings and deductions and (ii) an amount equal to a pro-rated portion of Executive’s annual short-term incentive compensation at Executive’s target level (“Target Bonus”) for the year in which Executive’s employment terminates, without regard to whether the performance goals with respect to such Target Bonus have been established or met and less standard employment-related withholdings and deductions; and (b) provided Executive elects to continue Executive’s and Executive’s eligible dependents’ participation in the Company’s medical and dental benefit plans pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1986 (“COBRA”), reimburse Executive for the monthly premium to continue such coverage until the earlier of (x) the last calendar day of the eighteen (18) month anniversary following the month in which the Date of Termination occurs and (y) the end of the calendar month in which Executive becomes eligible to receive group health plan coverage under another employee benefit plan. Notwithstanding the foregoing, if the reimbursement of monthly premiums would otherwise violate the nondiscrimination rules or cause the reimbursement of claims to be taxable under the Patient Protection and Affordable Care Act of 2010, together with the Health Care and Education Reconciliation Act of 2010 or Section 105(h) of the Internal Revenue Code of 1986, as amended (the “Code”), these payments shall be treated as taxable payments to Executive and Executive shall be subject to imputed income tax treatment to the extent necessary to eliminate any discriminatory treatment or taxation under the Act or Section 105(h).
J.Change in Control Severance. If Executive’s employment is terminated within one (1) month period to or one (1) year following a Change in Control Event (as defined in the Company’s 2017 Stock Incentive Plan), by the Company, or its successor, without Cause or by Executive for Good Reason, the Company or its successor will (the “CIC Severance Benefits”): (i) pay Executive the following amounts in equal installments over the twelve (12) month period following the Payment Commencement Date: (A) an amount equal to twenty-four (24) months of Executive’s then-current Base Salary, less standard employment-related withholdings and deductions; and (B) an amount equal to one and one-half (1.5) times Executive’s Target Bonus for the year in which Executive’s employment terminates, without regard to whether the performance goals with respect to such Target Bonus have been established or met and less standard employment-related withholdings and deductions; (ii) provided Executive elects to continue Executive’s and Executive’s eligible dependents’ participation in the Company’s medical and dental benefit plans pursuant to COBRA, reimburse Executive for the monthly premium to continue such coverage until the earlier of (x) the eighteen (18) month anniversary of the Date of Termination and (y) the end of the calendar month in which Executive becomes eligible to receive group health plan coverage under another employee benefit plan; and (iii) provide that the then-unvested portion of any equity awards held by Executive shall immediately vest in full and become exercisable or free from forfeiture or repurchase, as applicable, as of the Date of Termination. Notwithstanding the foregoing, if the reimbursement of monthly premiums would otherwise violate the nondiscrimination rules or cause the reimbursement of claims to be taxable under the Patient Protection and Affordable Care Act of 2010, together with the Health Care and Education Reconciliation Act of 2010

or Section 105(h) of the Code, these payments shall be treated as taxable payments to Executive and Executive shall be subject to imputed income tax treatment to the extent necessary to eliminate any discriminatory treatment or taxation under the Act or Section 105(h). For the avoidance of doubt, if Executive is eligible to receive CIC Severance Benefits Executive shall not receive any Severance Benefits.
K.Release Requirement. The Severance Benefits or CIC Severance Benefits, as applicable, are conditional upon: (i) Executive’s returning to the Company all Company property; (ii) Executive’s continued compliance with this Agreement and any other agreement with the Company and its affiliates, including without limitation any cooperation and restrictive covenant provisions contained therein; (iii) Executive’s delivering to the Company and making effective a release agreement in a form to be provided by the Company (the “Release”) (which will not include any post-employment restrictive covenants which are any more onerous to Executive than as provided under this Agreement); and (iv) such Release becoming binding and enforceable within sixty (60) days following the Date of Termination (such sixtieth (60th) days, the “Payment Commencement Date”); provided however, that if the sixtieth (60th) day following the Date of Termination occurs in the next calendar year following the Date of Termination, then the Payment Commencement Date shall be no earlier than January 1 of such following calendar year.

5.INTELLECTUAL PROPERTY.
A.Intellectual Property. During the Employment Term, Executive will be expected to perform duties which may lead to the creation of intellectual property including technologies, procedures, discoveries, methodologies, developments, designs, improvements, inventions, formulae, techniques, strategies, compilations of information, form and content of data, drawings, models, equipment, results of research proposals, reports, data such as those relating to, but not limited to, chemical, biological, pharmaceutical, experimental and clinical trials or procedures, customer lists, business and/or financial information, works of authorship, mask works, know-how whether or not patentable or registerable under patent, copyright, or similar statutes, generated, conceived, made, or reduced to practice in whole or in part by Executive, either alone or jointly with others. Intellectual Property includes without limitation all (i) issued United States and foreign patents, utility models, and the like, and applications pending before any relevant authority worldwide, including any additions, continuations, continuations-in-part, divisions, reissues, renewals, or extensions based thereon; (ii) copyrights and other rights in works of authorship; (iii) trade secrets; and (iv) any other intellectual property rights in existence at the date of this Agreement (collectively, hereinafter “Intellectual Property”).
B.Assignment. Executive hereby irrevocably assigns and transfers to Company all right, title and interest in and to Intellectual Property worldwide, and agrees that Company shall be the sole owner of all Intellectual Property generated, conceived, developed, made, or reduced to practice, in whole or in part, by Executive either alone or jointly with others, whether during working hours or at any other time during Executive’s employment with Company (including prior to, during and after the Employment Term), whether at the request or upon the suggestion of Company, results from tasks assigned to Executive by Company, results from the use of Company premises or property (including but not limited to equipment, software, firmware, supplies or facilities owned, leased, licensed or contracted by Company), or otherwise, which are useful in, or directly or indirectly related to Company’s business or any contemplated business of Company, or which relate to, or are generated, conceived, developed, made, reduced to practice, in whole or in part during the course of, Executive’s employment, or which are developed or made from, or by reason of knowledge gained from, such employment. Executive is not required to assign any developments that Executive developed entirely on his own time without using the Company’s equipment, supplies, facilities, trade secrets, or Intellectual Property, except for those developments that either (i) relate to the Company’s actual or anticipated business, research or development, or (ii) result from or are connected with work performed by Executive for the Company. In addition, this Agreement does not apply to any developments that qualify fully for protection from assignment to the Company under any applicable law, regulation, rule, or public policy.
C.Work for Hire. Executive acknowledges and agrees that all works of authorship he creates, whether alone or jointly with others, during the period of employment with the Company Group (as that term is defined below) (including prior to, during and after the Employment Term) other than those developed entirely on his own time without using the Company’s equipment, supplies, facilities, trade secrets, or Intellectual Property, shall be deemed a “work-for-hire” as defined by the United States Copyright Act and is owned by Company. If for any reason the work would not be considered a work made for hire under applicable law, the Executive hereby sells, assigns, and transfers to the Company, as well as to its successors and assigns, the entire right, title and interest in and to the copyright in the work and any registrations and copyright applications relating thereto and any renewals and extensions thereof, and in and to all works based upon, derived from, or incorporating the work throughout the world. Developments, if any, patented or unpatented, which Executive made prior to the commencement of his employment with the Company are excluded from the scope of this Agreement. If, in the course of his employment with the Company, Executive incorporates a prior development into a Company product, process or machine, the Company is hereby granted and shall have a nonexclusive, royalty-free, irrevocable, perpetual, worldwide license (with rights to sublicense through multiple tiers of sub-licensees) to make, have made, modify, use and sell such prior developments. Notwithstanding the foregoing, Executive agrees that he will not incorporate, or permit to be incorporated, his prior developments in any Company developments without the Company’s prior written consent.
D.Continuing Obligations. Executive agrees to disclose promptly all technologies, procedures, discoveries, methodologies, developments, designs, improvements, inventions, formulae, techniques, strategies, compilations of information, form and content of data, drawings, models, equipment, results of research proposals, reports, data such as those relating to, but not limited to, chemical, biological, pharmaceutical, experimental and clinical trials or procedures, customer lists, business and/or financial information, works of authorship, mask works, know-how conceive, developed, made, or reduced to practice, in whole or in part, by Executive (alone or with others) to which Company is entitled to as provided herein, and agrees not to disclose such Intellectual Property to others except as required by law or as is reasonably necessary or appropriate in connection with the performance of Executive’s duties as an employee and officer of Company, without the express written consent of Company. Executive further agrees to maintain accurate and complete records, to create other written documentation as is necessary and appropriate to document the creation of any Intellectual Property. Executive promptly shall execute and deliver to the Company any instruments deemed necessary by it to effect disclosure and assignment of all Inventions to the Company including, without limitation, assignment agreements satisfactory to the Company. Upon request of the Company, during and after Executive’s employment with the Company, Executive shall execute patent, copyright, trademark, mask work or other applications and any other instruments deemed necessary by the Company for the prosecution of such patent applications or the acquisition of patent letters or registration of copyrights, trademarks or mask works in the United States and foreign countries based on such Inventions. It is understood that all expenses in connection with such trademarks, copyrights or patents, and all applications related thereto, shall be borne by Company, however Company is under no obligation to protect such Intellectual Property, except at its own discretion and to such extent as Company shall deem desirable. Executive shall not receive any additional compensation during the Employment Term, other than Executive’s Base Salary, for any services that Executive renders as herein provided. For each day that Executive performs services under this Section 5(D) after the Employment Term, Executive shall be reimbursed for his reasonable out-of-pocket expenses.

6.CONFIDENTIAL INFORMATION.
A.Confidential Information. The term “Confidential information” means all information related to the business of the Company, or its parent company(ies), subsidiaries, affiliates, and/or other related entities, including but not limited to Sellas Life Sciences Group AG and its direct or indirect affiliates and subsidiaries and any entities that it directly or indirectly controls, whether existing as of the Effective Date or at any time in the past or future (collectively, as the term is used throughout this Agreement, the “Company Group”), which information exists or existed, or is or was developed, at any time while Executive is or was an employee, consultant, independent contractor, officer and/or director of the Company Group (including prior to, during and after the Employment Term), including without limitation: (i) strategic and development plans, financial information, equity investors, business plans, co-developer identities, business relationships, business records, project records, market reports, information relating to processes and techniques, technology, research, data, development, trade secrets, know-how, discoveries, ideas, concepts, specifications, diagrams, inventions, technical and statistical data, designs, drawings, models, flow charts, engineering products, invention disclosures, patent applications, chemical and molecular structures, synthetic pathways, biological data, safety data, clinical data, developmental data, development route, manufacturing processes, synthetic techniques, analytical data, Work Product, and any and all other proprietary and sensitive information, disclosed or learned, whether oral, written, graphic or machine-readable, whether or not marked confidential or proprietary, whether or not patentable, whether or not copyrightable, including the manner and results in which any such Confidential Information may be combined with other information or synthesized or used by the Company Group, which could prove beneficial in enabling a competitor to compete with the Company Group; or (ii) information that satisfies the definition of a “Trade Secret” as that term is defined in the Delaware Uniform Trade Secrets Act, Title 6 Section 2001, as amended from time to time; provided, however, that information that is in the public domain (other than as a result of a breach by Executive of this Section 6), approved for release by Company, or lawfully obtained from a third party who is not known by Executive (after Executive’s reasonable inquiry) to be bound by a confidentiality agreement with Company and general information, knowledge and skill that Executive may have learned in the course of similar employment or work elsewhere in the Company’s industry is not Confidential Information.
B.Acknowledgements. Executive acknowledges and agrees that: (1) Executive’s position with Company is one of high trust and confidence; (2) the Confidential Information constitutes a valuable, special and unique asset which Company uses to obtain a competitive advantage over its competitors; (3) Executive’s protection of such Confidential Information against unauthorized use or disclosure is critically important to Company in maintaining its competitive advantage; (4) all Confidential Information is the property of the Company Group,’ and (5) Executive shall acquire no right, title or interest in, to or under any such Confidential Information.
C.Nondisclosure. Executive promises that Executive will never (before, during or after the Employment Term): (1) disclose any Confidential Information to any person other than (i) an officer or director of Company or (ii) any other person who is bound by nondisclosure restrictive covenants to Company and to whom disclosure of such Confidential Information is reasonably necessary or appropriate in connection with performance by Executive of Executive’s duties as an employee and officer of Company; or (2) use any Confidential Information except to the extent it is reasonably necessary or appropriate in connection with performance by Executive of Executive’s duties as an employee and officer of Company. Executive promises to take all reasonable precautions to prevent the inadvertent or accidental disclosure or misuse of any Confidential Information. In the event Executive receives a request to disclose all or any part of the Confidential Information under the terms of a subpoena or order issued by a court or governmental body, Executive promises, to the extent permissible by law, to (a) notify Company immediately of the existence, terms and circumstances surrounding such request, (b) consult with Company on the advisability of taking legally available steps to resist or narrow such request, (c) if disclosure is required, furnish only such portion of the Confidential Information as Executive is legally compelled to disclose, and (d) exercise Executive’s best efforts to obtain an order or other reliable assurance that confidential treatment will be accorded to the disclosed Confidential Information. Notwithstanding the foregoing, nothing in this Agreement shall be construed as, or shall interfere with, abridge, limit, restrain, or restrict Executive’s (or his attorney’s) right, without prior authorization from or notification to the Company Group: (i) to communicate with any federal, state, or local government agency charged with the enforcement and/or investigation of claims of discrimination, harassment, retaliation, improper wage payments, or any other unlawful employment practices under federal, state, or local law, or to file a charge, claim, or complaint with, or participate in or cooperate with any investigation or proceeding conducted by, any such agency; (ii) to report possible violations of federal, state, or local law or regulation to any government agency or entity, including but not limited, to the extent applicable, to the U.S. Department of Labor, the Department of Justice, the Securities and Exchange Commission (the “SEC”), the Congress, and/or any agency Inspector General, or make other disclosures that are protected under the whistleblower provisions of federal, state, or local law or regulation; or (iii) to communicate directly with, respond to any inquiry from, or provide testimony before, to the extent applicable, the SEC, the Financial Industry Regulatory Authority, any other self-regulatory organization, or any other federal, state, or local regulatory authority, regarding this Agreement or its underlying facts or circumstances. In addition, Executive shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that: (A) is made (i) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. Further, in the event that Executive files a lawsuit for retaliation by the Company Group for reporting a suspected violation of law, Executive may disclose the trade secret to his attorney and use the trade secret information in the court proceeding, if Executive: (A) files any document containing the trade secret under seal; and (B) does not disclose the trade secret, except pursuant to court order.

7.NONCOMPETITION.
A.Restricted Period. As used in this Agreement, the term “Restricted Period” means throughout the Executive’s employment with the Company and continuing until the end of the twelve (12) month period following the date on which Executive’s employment with Company is terminated for any reason.
B.Prohibition on Competition. Executive hereby covenants and agrees that, until the expiration of the Restricted Period, Executive will not serve as an officer, director, employee, independent contractor, consultant, agent, or otherwise provide services to, or have any ownership interest in, any entity which engages in any activities anywhere in the world concerning WT1/HER2 peptide vaccines for the treatment of cancer. If a court of competent jurisdiction finds this non-competition provision invalid or unenforceable due to unreasonableness in time, geographic scope, or scope of the Company Group’s business, then Executive agrees that such court shall interpret and enforce this provision to the maximum extent that such court deems reasonable.
C.Exceptions. Executive’s ownership of less than 5% of the stock of a company that is competitive with the activities of the Company Group as described in Section 7(B) and listed on a national securities exchange shall not be deemed to violate the prohibitions of Section 7(B). Also, Executive shall not be considered to have violated Section 7(B) with respect to the purchasing entity if there is a sale and Executive becomes an employee, officer, director or shareholder of the purchasing entity.

8.NONSOLICITATION.
A.Of Employees. Until the expiration of the Restricted Period, Executive shall not, directly or indirectly, either on Executive’s own account or for any other person or entity: (a) employ, solicit, induce, advise, or otherwise convince, interfere with the Company Group’s employment of, or offer employment to, any employee of the Company Group; (b) employ or otherwise interfere with the Company Group’s engagement with, or offer employment to, any consultant of Company with whom the Executive had material dealings or material knowledge of; or (c) induce or attempt to induce any such employee or consultant to breach their employment agreement or relationship or consulting agreement or relationship with the Company Group; provided, however, that Executive shall not be in breach of this provision if any such employee or consultant, without inducement or solicitation by Executive, applies for employment at Executive’s subsequent employer in response to a general advertisement soliciting employment.
B.Of Clients. Until the expiration of the Restricted Period, Executive shall not, directly or indirectly, either on Executive’s own account or for any other person or entity: (i) solicit, invite, induce, cause, or encourage to alter or terminate his, her, or its business relationship with the Company Group, any client, customer, supplier, vendor, licensee, licensor, or other person or entity that, at any time during Executive’s employment with the Company Group, had a business relationship with the Company Group, or any person or entity whose business the Company Group was soliciting or attempting to solicit at the time of Executive’s termination; (ii) solicit, entice, attempt to solicit or entice, or accept business (which is substantially related to the business of the Company) from any such client, customer, supplier, vendor, licensee, licensor, person, or entity; or (iii) interfere or attempt to interfere with any aspect of the business relationship between the Company Group and any such client, customer, supplier, vendor, licensee, licensor, person, or entity.
C.For purposes of and as it is referenced in this Section 8 of the Agreement only, Executive’s period of employment with the Company shall be deemed to encompass any period, including before the Employment Term, during which Executive is or was an employee, consultant, independent contractor, officer and/or director of the Company Group.

9.REASONABLENESS OF RESTRICTIONS; REMEDIES.
Executive has carefully read and considered the restrictive covenants set forth in Sections 6-8 hereof, and understands Executive’s obligations thereunder, the limitations such obligations will impose upon Executive after termination of Executive’s employment with Company. Executive has had full opportunity to review this Agreement with an attorney of his choosing, and Company has hereby advised him to do so, specifically Sections 6-8, before executing the Agreement. Executive agrees that, as a result of Executive’s position with Company, the length of the Restricted Period and each restriction set forth in Sections 6-8 herein are (1) fair and reasonable, (2) reasonably required for the protection of the legitimate business interests and goodwill established by Company, (3) fair and reasonable in that Company’s agreement to employ Executive, and a portion of the compensation to be paid to Executive hereunder, are in consideration for such covenants and Executive’s continued compliance therewith, and constitute adequate and sufficient consideration for such covenants, and (4) not overly broad or unduly burdensome to Executive, either in geographic or temporal scope. Executive acknowledges that Executive’s compliance with Executive’s obligations and restrictive covenants set forth in this Agreement is necessary to protect the business and goodwill of Company. Executive agrees that Executive’s breach of Executive’s obligations and/or restrictive covenants under this Agreement may irreparably and continually damage Company, for which money damages may not be adequate. Consequently, Executive agrees that in the event that Executive breaches or threatens to breach any of the obligations and/or restrictive covenants contained herein, Company shall be entitled to: (a) seek injunctive relief to prevent or halt Executive from breaching this Agreement; and (b) money damages as determined by a court of competent jurisdiction. Executive hereby agrees that injunctive relief may be granted by a court of competent jurisdiction without the necessity of Company to post bond, or if required to post bond, Executive agrees that the lowest amount permitted shall be adequate. Nothing in this Agreement shall be construed to prohibit Company from pursuing any other remedy available or from seeking to enforce any restrictive covenants to a lesser extent than set forth herein. The Parties agree that all remedies shall be cumulative. Each party is responsible for its own costs and expenses, including attorneys’ fees.

10.	NO PRIOR RESTRICTIONS.
Executive hereby represents and warrants to Company that the execution, delivery, and performance by Executive of Executive’s duties under this Agreement do not violate any provision of any agreement or restrictive covenant which Executive has with any former employer or any other entity. Executive further agrees to honor and inform Company of any and all post-employment obligations Executive has to any former employer or any other entity with which Executive has or had a business relationship.

11.	SECTION 409A.
A.The intent of the Parties is that payments and benefits under this Agreement comply with, or be exempt from, Section 409A of the Code and the regulations and guidance promulgated thereunder (collectively “Code Section 409A”). Accordingly, if any provision of this Agreement is ambiguous, such that one interpretation would subject a payment or benefit to the excise tax imposed by Code Section 409A and an alternative interpretation would not so subject the payment or benefit, the Parties intend the interpretation that would not so subject the payment or benefit to apply.
B.With regard to any provision herein that provides for reimbursement of costs and expenses or in-kind benefits, except as permitted by Code Section 409A: (i) the right to reimbursement or in-kind benefits shall not be subject to liquidation or exchange for another benefit; (ii) the amount of expenses eligible for reimbursement, or in-kind benefits, provided during any taxable year shall not affect the expenses eligible for reimbursement, or in-kind benefits to be provided, in any other taxable year, provided that this clause (ii) shall not be violated with regard to expenses reimbursed under any arrangement covered by Section 105(a) of the Code solely because such expenses are subject to a limit related to the period the arrangement is in effect; and (iii) such payments shall be made on or before the last day of Executive’s taxable year following the taxable year in which the expense occurred.
C.For purposes of Code Section 409A, each payment hereunder shall be treated as a separate payment and Executive’s right to receive any installment payments pursuant to this Agreement shall be treated as a right to receive a series of separate and distinct payments. In no event may Executive, directly or indirectly, designate the calendar year of any payment to be made under this Agreement that is considered nonqualified deferred compensation.
D.Termination of employment and similar terms as used herein shall mean separation from service within the meaning of Code Section 409A. In the event at the time of any separation from service Executive is a “specified employee” within the meaning of Code Section 409A, any deferred compensation subject to Code Section 409A payable as a result of such termination shall not be paid prior to the earlier of six (6) months after such termination and Executive’s death and shall be paid immediately thereafter.
E.In no event shall the Company have any liability relating to the failure or alleged failure of any payment or benefit under this Agreement to comply with, or be exempt from, the requirements of Code Section 409A.

12.SECTION 280G.
A.To the extent that any payment, benefit or distribution of any type to or for Executive’s benefit by the Company or any of its affiliates, whether paid or payable, provided or to be provided, or distributed or distributable pursuant to the terms of this Agreement or otherwise (including, without limitation, any accelerated vesting of stock options or other equity-based awards) (collectively, the “Total Payments”) would be subject to the excise tax imposed under Section 4999 of the Internal Revenue Code of 1986, as amended (the “Code”), then the Total Payments shall be reduced (but not below zero) so that the maximum amount of the Total Payments (after reduction) shall be one dollar ($1.00) less than the amount which would cause the Total Payments to be subject to the excise tax imposed by Section 4999 of the Code, but only if the Total Payments so reduced result in Executive receiving a net after tax amount that exceeds the net after tax amount Executive would receive if the Total Payments were not reduced and were instead subject to the excise tax imposed on excess parachute payments by Section 4999 of the Code. Unless Executive shall have given prior written notice to the Company to effectuate a reduction in the Total Payments if such a reduction is required, any such notice consistent with the requirements of Section 409A of the Code to avoid the imputation of any tax, penalty or interest thereunder, the Company shall reduce or eliminate the Total Payments by first reducing or eliminating any cash severance benefits (with the payments to be made furthest in the future being reduced first), then by reducing or eliminating any accelerated vesting of stock options or similar awards, then by reducing or eliminating any accelerated vesting of restricted stock or similar awards, then by reducing or eliminating any other remaining Total Payments. The preceding provisions of this Section shall take precedence over the provisions of any other plan, arrangement or agreement governing Executive’s rights and entitlements to any benefits or compensation.
B.If the Total Payments to Executive are reduced in accordance with Section 12(A), as a result of the uncertainty in the application of Section 4999 of the Code at the time of the initial reduction under Section 12(A), it is possible that Total Payments to Executive which will not have been made by the Company should have been made (“Underpayment”) or that Total Payments to Executive which were made should not have been made (“Overpayment”). If an Underpayment has occurred, the amount of any such Underpayment shall be promptly paid by the Company to or for the benefit of Executive. In the event of an Overpayment, then Executive shall promptly repay to the Company the amount of any such Overpayment together with interest on such amount (at the same rate as is applied to determine the present value of payments under Section 280G of the Code or any successor thereto), from the date the reimbursable payment was received by Executive to the date the same is repaid to the Company.

13.ARBITRATION.
A.This Agreement shall be governed by and construed in accordance with the laws of the State of New York (without regard to any conflicts of laws principles thereof that would give effect to the laws of another jurisdiction), and any dispute or controversy arising out of or relating to this Agreement, other than injunctive relief, will be settled exclusively by arbitration, conducted before a single arbitrator in New York, New York in accordance with, and pursuant to, the Employment Arbitration Rules and Procedures of JAMS ( “JAMS”), a copy of which rules, which are available at http://www.jamsadr.com/rules-employment-arbitration/, have been reviewed by Executive in their current form. The arbitrator shall have the power to take interim measures, and to rule on such arbitrator’s own jurisdiction, including on any objections with respect to the existence, scope or validity of this arbitration clause.
B.The arbitration shall be conducted on a strictly confidential basis, and neither party shall disclose the existence of a claim, the nature of a claim, any documents, exhibits, or information exchanged or presented in connection with such a claim, or the result of any action (collectively, “Arbitration Materials”), to any third party, except as required by law, with the sole exception of their legal counsel and parties engaged by that counsel to assist in the arbitration process, who also shall be bound by these confidentiality terms. The arbitrator shall be authorized to issue any award, relief or other remedy which a court of competent jurisdiction would be entitled to issue. The Parties shall have the right to conduct discovery, including through depositions, interrogatories, requests for documents, and requests for admission. The arbitrator shall issue a written decision, which decision shall include a statement of the essential findings and conclusions on which any arbitral award is based. The decision of the arbitrator will be final and binding upon the parties hereto. Any arbitral award may be entered as a judgment or order in any court of competent jurisdiction. Either party may commence litigation in court to obtain injunctive relief in aid of arbitration, to compel arbitration, or to confirm or vacate an award, to the extent authorized by the Federal Arbitration Act or applicable state law. The Company shall pay the JAMS administrative fees and the arbitrator’s fee and expenses. Each Party will pay its own attorneys’ fees; provided, however, that if Executive is the prevailing party, the Company shall pay Executive’s attorneys’ fees. Executive and the Company each agree that any arbitration will be conducted only on an individual basis and that no dispute between the parties relating to this Agreement may be consolidated or joined with a dispute between any other employee and the Company or any of its affiliates, nor may Executive seek to bring Executive’s dispute on behalf of other employees, independent contractors or consultants of the Company or any of its affiliates as a class or collective action. The parties agree to take all steps necessary to protect the confidentiality of the Arbitration Materials in connection with any such proceeding and agree to the entry of an appropriate protective order encompassing the confidentiality terms of this Agreement.
C.TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW THAT CANNOT BE WAIVED, EXECUTIVE AND THE COMPANY HEREBY WAIVE AND COVENANT THAT EXECUTIVE AND THE COMPANY WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE) ANY RIGHT TO TRIAL BY JURY IN ANY ACTION ARISING IN WHOLE OR IN PART UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY MATTERS CONTEMPLATED HEREBY, WHETHER NOW OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AND AGREE THAT ANY OF THE COMPANY OR ANY OF ITS AFFILIATES OR EXECUTIVE MAY FILE

A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY AND BARGAINED-FOR AGREEMENT AMONG THE COMPANY AND ITS AFFILIATES, ON THE ONE HAND, AND EXECUTIVE, ON THE OTHER HAND, IRREVOCABLY TO WAIVE THE RIGHT TO TRIAL BY JURY IN ANY PROCEEDING WHATSOEVER BETWEEN SUCH PARTIES ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THAT ANY PROCEEDING PROPERLY HEARD BY A COURT UNDER THIS AGREEMENT WILL INSTEAD BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.

14.NOTICES.
Any notice or communication required or permitted to be given hereunder may be delivered by hand, deposited with an overnight courier, sent by confirmed email, confirmed facsimile, or mailed by registered or certified mail, return receipt requested, postage prepaid, in the case of Company, addressed to Company’s principal office marked attention to the Chairman of the Board, and in the case of Executive, addressed to Executive’s personal address as appearing in Company’s payroll records, and in each case to such other mail address, email address, or facsimile number as may hereafter be furnished in writing by either Party to the other Party. Such notice will be deemed to have been given as of the date it is hand delivered, emailed, faxed or three days after deposit in the U.S. Mail.

15.	LIKENESS.
Executive hereby grants to Company a license to use, without further compensation or approval from Executive, Executive’s name, image, portrait, voice, likeness and all other rights of publicity, or any derivative or modification thereto that Company may create, in any and all mediums, now known or hereafter developed, provided that such use is in relation to Company’s business and consistent with professional business standards, and does not disparage or denigrate Executive.

16.	INDEMNIFICATION; LIABILITY INSURANCE.
Company shall indemnify and hold Executive harmless to the fullest extent permitted by applicable law in effect at the time this provision is implicated against and in respect of any and all actions, suits, proceedings, claims, demands, judgments, costs, expenses (including advancement of reasonable attorneys’ fees), losses, and damages resulting from Executive’s good-faith performance, within the scope of his employment, of Executive’s duties and obligations with Company. The Company agrees to maintain insurance policies generally for the benefit of officers and directors of Company and Executive will be entitled to be covered thereunder, both during and, while potential liability exists, by and pursuant to the terms of any such policy against all costs, charges and expenses incurred in connection with any action, suit or proceeding to which Executive may be made a party by reason of being an officer or director of Company in the same amount and to the same extent as Company covers its other officers and directors. These obligations shall survive the termination of Executive’s employment with Company. Notwithstanding anything else in this provision, to be indemnified, Executive’s actions must not be intentionally wrongful acts, intentionally unlawful acts of gross negligence, and/or acts in violation of this Agreement.

17.	GENERAL PROVISIONS.
A.Successors and Assigns. The rights and obligations under Sections 5, 6, 7 and 8 of this Agreement shall survive the termination of Executive’s services to Company in any capacity and shall inure to the benefit and shall be binding upon Executive’s heirs and personal representatives. Executive’s duties and obligations are personal in nature and Executive may not assign or delegate any duties under this Agreement without Company’s prior written approval. As used in this Agreement, “Company” shall mean Company and any such successor which assumes and agrees to perform the duties and obligations of Company under this Agreement by operation of law or otherwise.
B.Survival of Certain Terms. The terms, conditions and covenants set forth in this Agreement which specifically relate to periods, activities or obligations upon or subsequent to the termination of Executive’s employment, including, without limitation, Sections 5-8, shall survive the termination of this Agreement and Company’s employment of Executive hereunder, and the Parties shall remain bound by such terms, conditions and covenants.
C.Governing Law; Jurisdiction. This Agreement shall be governed by and construed and enforced in accordance with the procedural and substantive laws of State of New York, without regard to its conflict of law provisions. The litigation of any disputes arising out of this Agreement shall take place in New York, New York. Notwithstanding the foregoing, should Executive refuse to comply with an order or judgment of such court, then Company may enforce this Agreement and the order or judgment of such court in any jurisdiction it deems appropriate.
D.Severability, Reform. If any provision of this Agreement is determined to be void, invalid or unenforceable, the remainder shall be unaffected and shall be enforceable as if the void, invalid or unenforceable part was not a provision of the Agreement.
E.Entire Agreement. This Agreement contains the entire understanding of the Parties and supersede and replace all former agreements or understandings, oral or written, between the Company Group and Executive, regarding the subject matter hereof, including, without limitation, the Prior Agreement. For the avoidance of doubt, and without limitation of the foregoing, the Parties acknowledge and agree that: (a) all prior agreements, contracts, and/or understandings, including all exhibits and schedules annexed thereto, between Executive and the Company Group regarding Executive’s compensation, benefits, and/or equity, and/or obligations to the Company Group, during any prior consultancy or employment with the Company Group, including, without limitation, the Prior Agreement, are hereby superseded, cancelled, and rendered null and void immediately upon the Effective Date; (b) as of the date hereof, no amounts are due or owing to Executive under any such prior agreement, contract, and/or understanding, including, without limitation, the Prior Agreement; and (c) based on the Parties actual knowledge as of the date hereof, neither Party is aware of any claim it may have against the other Party.
F.Modification and Waiver. This Agreement may not be amended except by a written instrument signed by both Parties which specifically refers to the particular provision or provisions being amended. No provision of this Agreement may be waived except in a written instrument that specifically refers to the particular provision or provisions being waived and is signed by the Party against whom the waiver is being asserted. No waiver by any Party of any right, power or privilege hereunder shall constitute a waiver of any other right, power or privilege hereunder, and no waiver by any Party of any breach of a provision hereunder shall constitute a waiver of any other breach of that or any other provision of this Agreement. Neither email correspondence, text messages, nor any other electronic communications constitutes a written instrument for purposes of this Section 17(F).
G.Taxes; Withholding. All compensation and benefits payable to Executive under this Agreement shall be subject to all income and other employment tax withholding and reporting required by federal, state or local law with respect to compensation, benefits and reimbursable expenses paid by a corporation to an employee, unless otherwise set out in this Agreement.
H.Assistance in Litigation. Executive shall reasonably cooperate with the Company Group in the defense or prosecution of any claims or actions now in existence or that may be brought in the future against or on behalf of the Company Group that relate to events or occurrences that transpired while Executive was employed by Company. Executive’s cooperation in connection with such claims or actions shall include being available to meet with counsel to prepare for discovery or trial and to act as a witness on behalf of Company at mutually convenient times. Executive also shall cooperate fully with the Company Group in connection with any investigation or review by any federal, state or local regulatory authority as any such investigation or review relates, to events or occurrences that transpired while Executive was employed by Company. Notwithstanding anything to the contrary in this Section 17(H), unless otherwise mutually agreed between Executive and Company in writing and, for each day that Executive performs services under this Section 17(H) Executive shall be reimbursed for Executive’s reasonable out-of-pocket expenses.
I.Beneficiaries; References. Executive shall be entitled to select (and change to the extent permitted under any applicable law) a beneficiary or beneficiaries to receive any compensation or benefit payable hereunder following Executive’s death, and may change such election, in either case by giving Company written notice thereof. In the event of Executive’s death or a judicial determination of Executive’s incompetence, reference in this Agreement to Executive shall be deemed, where appropriate, to refer to Executive’s beneficiary, estate or other legal representative. Any reference to any gender in this Agreement shall include, where appropriate, the other gender.
J.Voluntary Agreement. Each Party to this Agreement has read and fully understands the terms and provisions hereof, has had an opportunity to review this Agreement with legal counsel, has executed this Agreement based upon such Party’s own judgment and advice of counsel, and knowingly, voluntarily and without duress, agrees to all of the terms set forth in this Agreement. The Parties have participated jointly in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the Parties and no presumption or burden of proof will arise favoring or disfavoring any Party because of authorship of any provision of this Agreement. Except as expressly set forth in this Agreement, neither the Parties nor their affiliates, advisors and/or their attorneys have made any representation or warranty, express or implied, at law or in equity with respect of the subject matter contained herein. Without limiting the generality of the previous sentence, Company, its affiliates, advisors and/or attorneys have made no representation or warranty to Executive concerning the state or federal tax consequences to Executive regarding the transactions contemplated by this Agreement.
K.Effect of Headings. Headings to sections and paragraphs of this Agreement are for reference only, and do not form a part of this Agreement, or effect the interpretation of this Agreement.
L.Counterparts. This Agreement may be executed in counterparts, including by transmission of facsimile or PDF copies of signature pages, each of which shall for all purposes are deemed to be an original and all of which shall constitute an instrument. All signatures of the Parties transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.
[SIGNATURE PAGE FOLLOWS]

SIGNATURE PAGE
OF
EMPLOYMENT AGREEMENT
IN WITNESS WHEREOF, Company has caused this Agreement to be duly executed and delivered by its duly authorized officer, and Executive has duly executed and delivered this Agreement, as of the date first written on page 1 of this Agreement.

/s/ Jane Wasman
Jane Wasman
Chairman of the Board of Directors

Date:     March 21, 2019

/s/ Angelos Stergiou
Dr. Angelos Stergiou

Date:     March 21, 2019